Exhibit 21.1

SUBSIDIARIES OF REXNORD CORPORATION

Name	Place of Incorporation
VAG Valves South Africa Pty	Africa
VAG Armaturen At	Austria
Environmental Energy Company	California
HL Capital Corp.	California
Sanitary-Dash Manufacturing, Inc.	Connecticut
American Autogard LLC	Delaware
Chase Acquisition I, Inc.	Delaware
RBS Global, Inc.	Delaware
Rexnord LLC	Delaware
The Falk Service Corporation	Delaware
PT Components, Inc.	Delaware
RBS Acquisition Corporation	Delaware
RBS China Holdings, L.L.C.	Delaware
Rexnord Funding, LLC	Delaware
Rexnord Industries, LLC	Delaware
Rexnord International Inc.	Delaware
Rexnord-Zurn Holdings, Inc.	Delaware
OEI, Inc.	Delaware
OEP, Inc.	Delaware
Krikles, Inc.	Delaware
W.M. Berg Inc.	Delaware
Zurco, Inc.	Delaware
Zurn International, Inc.	Delaware
Zurn Industries, LLC	Delaware
Zurn PEX, Inc.	Delaware
GA Industries Holdings, LLC	Delaware
W.M. Berg	Delaware
Prager Incorporated	Louisiana
Rodney Hunt Company, Inc.	Massachusetts
Fontaine USA Inc.	New Hampshire
GA Industries, LLC	Pennsylvania
Autogard Asia Pacific Pty	Australia
Falk Australia Pty Ltd.	Australia
Rexnord Australia Pty Ltd.	Australia
Rexnord NV	Belgium
Rexnord Correntes Ltda	Brazil
Rexnord do Brasil Industrial Ltda	Brazil
Rexnord Canada Ltd.	Canada
Zurn Industries Limited	Canada
Fontaine Industries Ltd.	Canada
Zurn Asia Holdings Ltd.	Cayman Islands
Rexnord Chile Commercial Limitada	Chile
VAG Valves Chile S.A.	Chile
Changzhou Rexnord Transmission Co Ltd.	China

Name	Place of Incorporation
Falk Shanghai Co., Ltd.	China
Rexnord Conveyor Products (Wuxi) Co. Ltd.	China
Rexnord Hong Kong Holdings Ltd.	China
Shanghai Dalong Chains Works Co. Ltd.	China
VAG Water Systems Co., Ltd.	China
Jihomoravska armaturka Spol. S.r.O.	Czech Republic
Rexnord France Holdings SAS	France
Fontaine Europe SAS	France
Autogard Kupplungen GmbH	Germany
MCC Deutschland Kette GmbH	Germany
Rexnord Germany Operations GmbH	Germany
Rexnord GmbH	Germany
Rexnord Kette GmbH	Germany
Rexnord Stephan GmbH & Co. KG	Germany
Rexnord Hameln GmbH	Germany
VAG-Armaturen GmbH	Germany
VAG Holding GmbH	Germany
Rexnord India Private Limited	India
VAG Valves India Limited	India
Fontaine WC Corp. Ltd.	Ireland
Autogard Italy Srl	Italy
Hansen Italia Srl	Italy
Rexnord Flat Top Italy Srl	Italy
Rexnord Italy Holdings Srl	Italy
Rexnord Marbett Srl	Italy
Mecánica Falk S.A. de C.V.	Mexico
Rexnord Industrial S.A. de C.V.	Mexico
Rexnord SA de CV	Mexico
Rexnord Asia Pacific Pte. Ltd.	Singapore
Rexnord Finance BV	Netherlands
Rexnord FlatTop Europe BV	Netherlands
Rexnord Marbett International BV	Netherlands
Rexnord Flat Top Holdings B.V.	Netherlands
VAG-Armatura Polska Sp.Z.O.O.	Poland
OOO VAG Armaturen RUS	Russia
Rexnord Asia Pacific Pte. Ltd.	Singapore
Rexnord Dutch One C.V.	Netherlands
Rexnord South Africa Pty	South Africa
Autogard Holdings Limited	UK
British Autogard Limited	UK
Fontaine Holdings Limited	UK
Rexnord Industries (UK) Limited	UK
Zurn Europe Limited	UK
Fontaine UK Ltd	UK
Falk de Venezuela, SA	Venezuela